Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aspira Women’s Health Inc.

Austin, Texas

We hereby consent to the incorporation by reference in the Registration on Form S-3 (Nos. 333-106434, 333-109556, 333-139416, 333-189929, 333-202032, 333-217249, 333-248920, and 333-252267) and Form S-8 (Nos. 333-167204, 333-193312, 333-205855, 333-226462, and 333-232541) of Aspira Women’s Health Inc. (formerly Vermillion, Inc.) of our report dated March 31, 2021, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Austin, Texas

March 31, 2021